Exhibit 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS



              We consent to the incorporation by reference in this Registration Statement on Form S-8 of Storage USA, Inc. of (1) our report dated January 29, 1997, except for Note 14, as to which the date is March 17, 1997, on our audit of the consolidated financial statements of Storage USA, Inc. (the "Company") as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 for the period from March 24, 1994 (inception) through December 31, 1994, and the combined results of Storage USA, Inc. (the "Predecessor") for the period from January 1, 1994 through March 23, 1994, which report is incorporated by reference in the Company's 1996 Form 10-K, as amended by Form 10-K/A-1; (2) our report dated January 29, 1997, on our audit of the financial statement schedule of Storage USA, Inc. as of December 31, 1996, which report is included in the Company's 1996 Form 10-K, as amended by Form 10-K/A-1; (3) our report dated February 13, 1997, on our audits of the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses for certain self-storage facilities for the year ended December 31, 1995, which report is included in the Company's Form 8-K/A dated February 18, 1997; and (4) our report dated May 28, 1997, on our audits of the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses for certain self-storage facilities for the year ended December 31, 1996, which report is included in the Company's Form 8-K dated May 28, 1997.







                                          COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
June 19, 1997